EXHIBIT 10.7
                                                                  ------------

                             EMPLOYMENT AGREEMENT
                             --------------------

         EMPLOYMENT AGREEMENT, dated September 5, 1996 (this "Agreement"), by and between Hoenig Group Inc., a Delaware corporation (the "Company"), and Fredric P. Sapirstein (the "Executive").

         WHEREAS, the Company desires to employ the Executive as President and Chief Executive Officer, and the Executive desires to be retained in such capacities, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, the Company and the Executive agree as follows:

         1.   Employment; Duties.

              (a) The Company shall employ the Executive as President and Chief Executive Officer for the "Employment Period" as defined in Section 2. The Executive, in his capacity as President and Chief Executive Officer, shall have such duties, responsibilities and authority normally incident to such offices, subject to the provisions of the bylaws of the Company. The precise duties, responsibilities and authority of the Executive may be expanded, limited or modified, from time to time, at the discretion of the Board of Directors of the Company (the "Board") consistent with the ordinary duties, responsibilities and authority of a President and Chief Executive Officer.

              (b) The Company shall use its best efforts to cause the Executive to be elected to the Board and serve as its Chairman and shall include him in the management slate for election as a director at every stockholders' meeting at which his term as a director would otherwise expire. If requested by the Board, the Executive shall serve as a member of the board of directors of any one or more subsidiaries of the Company.

              (c) During the Employment Period, the Executive shall render his services solely in the performance of his duties hereunder. The Executive agrees that during the Employment Period, he shall devote his full working time, attention, knowledge and experience and give his best effort, skill and abilities, exclusively to promote the business and interests of the Company. The Executive may not serve as an officer or director of, make investments in, or otherwise participate in, any other entity without the prior written approval of the Board; provided, that the foregoing shall not be deemed to prohibit the Executive from acquiring, directly or indirectly, solely as an investment, not more than two percent (2%) of any class of securities of any entity that are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as





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amended (the "1934 Act") or investments in non-public entities pursuant to policies and procedures generally applicable to executives of the Company and its direct or indirect subsidiaries; and provided further, that so long as it does not interfere with the Executive's employment, the Executive may serve as an officer, director or otherwise participate in purely educational, welfare, social, religious and civic organizations.

         2. Employment Period. This Agreement shall have a term commencing on the date hereof and ending on December 31, 1999 (the "Initial Period"), unless sooner terminated in accordance with the provisions of Section 4. On the expiration of the Initial Period and on each yearly anniversary thereof, this Agreement shall automatically renew for an additional one-year period (each such one-year period being referred to as a "Renewal Period"), unless sooner terminated in accordance with the provisions of Section 4, provided, however, that no renewal shall occur if the Company or the Executive notifies the other in writing of its intention not to renew this Agreement not less than six months prior to such expiration date or anniversary, as the case may be. The term of this Agreement, as in effect from time to time, is referred to herein as the "Employment Period".

         3. Compensation and Benefits. The Executive shall be entitled to the following compensation and benefits, in each case subject to applicable statutory withholdings:

              (a) Base Compensation. The Executive shall be paid an aggregate base salary (the "Base Salary") of $400,000 per annum. The Base Salary shall be payable in a manner consistent with the normal payroll practices of the Company in effect from time to time. The Board, in its sole discretion, or at the recommendation of the Compensation Committee, may increase (but not decrease) the Base Salary, at any time.

              (b) Annual Bonus. In addition to the Base Salary, the Executive shall be entitled to receive a discretionary annual bonus for each fiscal year of the Company that ends during the Employment Period (the "Bonus Award") based upon the achievement of annual Company and individual performance goals to be set by the Compensation Committee in consultation with the Executive, provided, that in no case shall the Bonus Award for fiscal years ending December 31, 1997 and December 31, 1998 be less than $300,000, and for the fiscal year ending on December 31, 1996, $300,000 pro-rated based on the portion of the fiscal year that includes the Employment Period. Such minimum shall operate as a draw against the Bonus Award otherwise payable. To the extent necessary to avoid the limitation on the federal tax deductibility of the Bonus Award for any year under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), payment thereof may, at the discretion of the Company, be either (i) made pursuant to a plan to be adopted by the Company, which plan may be contingent upon approval by the Company's stockholders (in which case, if stockholder approval is not obtained, the Bonus Award above the minimum shall not be paid), or (ii) deferred to the first taxable year of the Company in which the payment would be fully


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deductible. Except as provided in the preceding sentence, the Bonus Award for a fiscal year shall be payable as soon as practicable after the release of the Company's audited financial statements for such fiscal year. In the case of clause (i) above, such a plan shall conform to the requirements of Section 162(m) of the Code and shall be adopted by the Board prior to, and presented for the approval of Stockholders at, a meeting of the Company's stockholders occurring no later than the Company's 1997 Annual Meeting of Stockholders. In the case of clause (ii) above, amounts deferred shall be credited with such interest and on such other terms as the Company and the Executive shall mutually agree.

              (c) Stock Options.

                  (1) The Executive shall be granted, on the date hereof, options to purchase 500,000 shares of the Company's common stock, par value $.01 per share ("Common Stock") as follows: (i) an option with respect to 382,500 shares of Common Stock shall be granted under the Company's 1991 Stock Option Plan, and (ii) an option with respect to 117,500 shares of Common Stock shall be granted under the Company's 1994 Stock Option Plan (the "Non-Performance Options", and collectively, with the options granted pursuant to clause (2), the "Options"). The exercise price per share of Common Stock subject to the Non-Performance Options shall equal the closing sales price of a share of Common Stock on the date of this Agreement. The Non-Performance Options shall be immediately vested and exercisable on the date hereof as to 25% of the shares subject thereto, and, subject to clause (3) below, an additional 25% shall become vested and exercisable on each of the first three anniversaries of the date hereof. Non-Performance Options granted under the Company's 1991 Stock Option Plan shall be non-qualified options, and of those granted under the Company's 1994 Stock Option Plan, 110,000 shall be incentive stock options and 7,500 shall be non-qualified options.

                  (2) The Executive shall be granted non-qualified options to purchase an additional 500,000 shares of Common Stock as follows: (i) an option with respect to 132,500 shares of Common Stock shall be granted as of the date hereof under the Company's 1994 Stock Option Plan, and (ii) an option with respect to 367,500 shares of Common Stock shall be granted on the date of the next meeting of stockholders which shall take place no later than the Company's 1997 Annual Meeting of Stockholders, provided that at such meeting the stockholders approve an amendment to one or more of the Company's stock option plans or the adoption of a new plan that will enable such option to be granted (the "Performance Options"). The exercise price per share of Common Stock subject to the Performance Options shall equal $5.00. Subject to acceleration as provided in the next sentence, the Performance Options shall become vested and exercisable on the ninth anniversary of the date such options are granted, subject to clause (3) below. If, during any period of at least 20 consecutive trading days commencing after the date of this Agreement, the average of the closing price of the Common Stock on each such trading day shall equal or exceed the target stock prices as set forth below, then each Performance Options shall, subject to clause (3) below, become


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vested and exercisable as of the end of such 20-day period (or, if later, the date the option is granted) as to such number of shares equal to the total number of shares subject to the option on the date the option is granted, multiplied by the applicable vesting percentage set forth below:

              Target Stock Price            Vesting Percentage
              ------------------            ------------------
                     $7.00                          50%
                     $8.00                         100%.

                  (3) Upon Executive's termination of employment with the Company for any reason (except termination for Cause) (i) all Options that are not then vested and exercisable shall immediately terminate, except in the event of termination of Executive's employment after September 5, 1997, by the Company other than for Cause or by the Executive with Good Reason, in which event all Non-Performance Options shall become fully vested and exercisable at the time of such termination of employment, and (ii) all Options that are or become vested and exercisable at the time of such termination of employment shall remain exercisable thereafter for a period of three months, or, if such termination is by reason of death or Disability, for a period of one year. If such termination is for Cause, all Options, whether or not vested and exercisable, shall terminate. In no event may any option be exercised after the tenth anniversary of the date such Option is granted.

                  (4) Each Option shall be subject to the terms and conditions of the plans pursuant to which it is granted (including acceleration of vesting upon a change in control of the Company), and shall be evidenced by an option agreement which shall contain terms not inconsistent with the provisions of this Section 3(c).

              (d) Stock Purchase. On the date of this Agreement, the Executive shall purchase from the Company 250,000 shares of Common Stock (the "Shares") at a price per share equal to the closing sales price of a share of Common Stock on the last trading date immediately prior to the date of this Agreement, payable by the Executive no later than the third business day following the date of this Agreement. The Executive may not sell or otherwise dispose of the Shares prior to the second anniversary of the date of this Agreement. The Shares will be restricted securities under Rule 144 issued under the Securities Act of 1933, provided that the Company will provide one registration statement on demand to any pledgee of the Shares at the Company's cost and expense. The Shares shall be duly authorized, validly issued, fully paid and nonassessable. The Shares shall be represented by stock certificates registered in the name of the Executive, and shall bear a legend reflecting the restrictions set forth above.

              (e) Benefits. The Executive shall also be entitled to participate in the employee and fringe benefit and group insurance programs provided by the


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Company for its officers and employees generally and in accordance with the terms of the applicable plan documents as they may be revised from time to time. Executive shall be entitled to receive such other benefits as are generally provided to executives of the Company and its subsidiaries. The Executive shall also be entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with the business of the Company in accordance with the Company's policies and procedures.

         4.   Termination.

              (a) The Company may, with or without prior notice, terminate this Agreement with or without Cause, or upon the Executive's Disability. The Executive may terminate this Agreement for Good Reason, or upon the Executive's Disability. This Agreement shall automatically terminate upon the Executive's death. This Agreement shall also terminate upon expiration of the Initial Period or any Renewal Period if notice is provided by either party in accordance with Section 2. Except as provided in Sections 3(c) and 4(b), in the event this Agreement is terminated, the Executive's rights and the obligations of the Company hereunder shall cease as of the effective date of the termination, provided, however, that the Executive shall be entitled to receive any accrued but unpaid Base Salary, any earned but unpaid Bonus Awards and any amount accrued under Company benefit plans as provided pursuant to the terms of such plans (the "Accrued Obligations").

              (b) In the event the Company terminates this Agreement other than for Cause, or if the Executive terminates this Agreement for Good Reason, the Executive shall be entitled to receive, in addition to the Accrued Obligations, the following payments ("Termination Payments"), in each case subject to applicable statutory withholdings :

                  (1) if such termination occurs on or prior to the first anniversary hereof, a payment equal to $700,000, such payment to be made in equal monthly installments over the one-year period following such termination;

                  (2) if such termination occurs after the first anniversary hereof, and on or prior to the second anniversary hereof, a payment equal to $1,400,000, such payment to be made in equal monthly installments over the two-year period following such termination; and

                  (3) if such termination occurs after the second anniversary hereof, a payment equal to the product of (i) the sum of Executive's Base Salary and Bonus Awards payable (without regard to any deferral necessary to comply with Section 162(m) of the Code) for the three fiscal years ending prior to such termination, or, if less, the number of fiscal years ending after the date hereof and prior to such termination (if the fiscal year ended December 31, 1996 is to be taken into account, the Base Salary and Bonus Award for such year shall be annualized) divided by three, or, if less, the number of fiscal years ending after the date hereof and prior to such


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termination, and (ii) the number of years and/or fraction thereof remaining in the then existing Employment Period. Payment of this amount shall be made in equal monthly installments over such remaining Employment Period.

                  (4) in the event of the Executive's death after this Agreement is terminated other than for Cause or for Good Reason, the Company shall make any Termination Payments which would otherwise have been payable to the Executive if he had lived under this Section 4(b) to Executive's estate or designated beneficiary.

              (c) In the event that after the second anniversary hereof, the Company terminates this Agreement other than for Cause, or the Executive terminates this Agreement for Good Reason, the Executive shall be entitled to receive, in addition to the Accrued Obligations and any Termination Payments as provided in Section 4(b)(3) hereof, a Bonus Award equal to the Bonus Award earned by the Executive for the immediately preceding fiscal year multiplied by a fraction the numerator of which shall be the number of days elapsed in the fiscal year to the date of such termination and the denominator of which shall be 365; provided there shall be deducted from any such Bonus Award the amount of any Bonus Award previously paid to the Executive with respect to such period.

              (d) A termination of the Executive's employment (i) upon expiration of this Agreement at the end of the Initial Period or any Renewal Period, whether at the Company's option or the Executive's option, or (ii) by reason of the Executive's Death or Disability, shall not constitute a termination other than for Cause or for Good Reason under this Agreement, and therefore, upon such termination, the Executive shall be entitled to receive only the Accrued Obligations.

              (e) As a condition to his entitlement to receive Termination Payments, the Executive shall (i) have executed and delivered to the Company a waiver and release satisfactory to the Company waiving and releasing all rights and claims against the Company and its direct or indirect subsidiaries and their respective officers, agents, directors and employees, and such waiver and release shall have become irrevocable, and (ii) comply with Sections 3(d), and 5 through 9.

              (f) In the event this Agreement is terminated for any reason (except by death), the Executive agrees that if at that time he is a director or officer of the Company or any of its direct or indirect subsidiaries, he will immediately deliver his written resignation as such director or officer, such resignation to become effective immediately.

              (g) Notwithstanding anything contained herein to the contrary, the Company may reduce the Termination Payments to the extent such Termination Payments, when added to other payments made to the Executive (including the vesting of stock options), constitute a "parachute payment" as defined in
Section 280G of the Code.


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              (h) For purposes of this Agreement:

                  (1) "Cause" shall mean an event where the Executive: (i) commits any act of fraud, willful misconduct or dishonesty in connection with his employment or which materially injures the Company or its direct or indirect subsidiaries; (ii) breaches Section 3(d), 8 or 9, or any other material provision of this Agreement or any material representation, warranty, covenant or condition in this Agreement or any material fiduciary duty to the Company or its direct or indirect subsidiaries; (iii) fails, refuses or neglects to timely perform any material duty or obligation under this Agreement and such failure, refusal or neglect is not cured by the Executive within fifteen (15) days from the date the Company notifies the Executive thereof; (iv) commits a material violation of any material law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to the Company or its direct or indirect subsidiaries or any general policy or directive of the Company or its direct or indirect subsidiaries communicated in writing to the Executive; (v) is charged with a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or a felony; (vi) is subject to the occurrence of an event or condition which makes it unlawful for the Executive to perform his duties hereunder, including the issuance of any order, decree, decision or judgment, which remains in effect for eight weeks or more; (vii) gives or accepts undisclosed commissions or other payments in cash or in kind in connection with the affairs of the Company or any of its direct or indirect subsidiaries or their respective clients; (viii) is expelled or suspended in excess of eight weeks, or is subject to an order temporarily (for a period in excess of eight weeks) or permanently enjoining the Executive from the securities, investment management or investment banking business or from acting in the capacity contemplated by this Agreement by the SEC, the NASD, any national securities exchange or any self-regulatory agency or governmental authority, state, foreign or federal; or (ix) fails to obtain or maintain any registration, license or other authorization or approval that the Company or its direct or indirect subsidiaries in their discretion reasonably believe is required for the Executive to perform his duties hereunder.

                  (2) "Good Reason" shall mean (i) the Company changes the Executive's status, title or position as President and Chief Executive Officer of the Company and such change represents a material reduction in such status, title or position conferred hereunder; (ii) Executive is not elected to the Board or elected Chairman of the Board, or does not remain a director of the Board or Chairman of the Board during the Employment Term (other than as a result of a voluntary resignation by the Executive pursuant to Section 4(f) or otherwise); (iii) the failure of the Company to make a timely grant to the Executive of the stock options described in part (ii) of the first sentence of
Section 3(c)(2) hereof; and (iv) the Company materially breaches this Agreement, and such change or breach is not cured by the Company within thirty
(30) days from the date the Executive delivers a Notice of Termination for Good Reason. Such "Notice of Termination for Good Reason" shall include the specific section of this Agreement which


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was relied upon and the reason that the Company's act or failure to act has given rise to his termination for Good Reason.

                  (3) "Disability" shall mean the Executive's inability to perform his duties by reason of mental or physical disability for at least one hundred and twenty (120) consecutive days or any one hundred and twenty (120) days (whether or not consecutive) in any one-hundred eighty (180) consecutive day period. In the event of a dispute as to whether the Executive is disabled within the meaning hereof, either party may from time to time request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, or, failing agreement, a hospital selected in good faith by the Board of Directors of the Company. The written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examination shall be borne by the Company.

              5. Trade Secrets. The Executive recognizes that it is in the legitimate business interest of the Company to restrict his disclosure or use of Trade Secrets and Confidential Information relating to the Company and its direct or indirect subsidiaries for any purpose other than in connection with his performance of his duties to the Company, and to limit any potential appropriation of such Trade Secrets and Confidential Information by the Executive. The Executive therefore agrees that all Trade Secrets and Confidential Information relating to the Company and its direct or indirect subsidiaries heretofore or in the future obtained by the Executive shall be considered confidential and the proprietary information of the Company and its direct or indirect subsidiaries. During the Employment Period the Executive shall not use or disclose, or authorize any other person or entity to use or disclose, any Trade Secrets or other Confidential Information, other than as necessary to further the business objectives of the Company in accordance with the terms of his employment hereunder. The term "Trade Secrets or other Confidential Information" includes, by way of example and without limitation, matters of a technical nature, "know-how", formulas, secret processes, works of authorship, computer programs (including documentation of such programs), services, materials, patent applications, new product plans, other plans, technical information, technical improvements, test data, progress reports and research projects, and matters of a business nature, such as business plans, prospects, financial information, marketing plans and strategies, proprietary information about costs, profits, markets and sales, lists of customers and suppliers of the Company and its direct or indirect subsidiaries, procurement and promotional information, credit and financial data concerning customers or suppliers of the Company and its direct or indirect subsidiaries, information relating to the management, operation and planning of the Company and its direct and indirect subsidiaries, plans for future development, and other information of a similar nature to the extent not available to the public. After termination of the Executive's employment with the Company for any reason, the Executive shall not use or disclose Trade Secrets or other Confidential Information.


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              6.  Return of Documents and Property. Upon the termination of the
Executive's employment with the Company, or at any time upon the request of the Company, the Executive (or his heirs or personal representatives) shall deliver to the Company (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets or other Confidential Information relating to the business and affairs of the Company and its direct and indirect subsidiaries, and (b) all documents, materials and other property (including, without limitation, computer files) belonging to the Company or its direct or indirect subsidiaries, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

              7. Discoveries and Work. All Discoveries and Works made or conceived by the Executive during his employment by the Company, jointly or with others, that relate to the present or anticipated activities of the Company or its direct or indirect subsidiaries, or are used or usable by the Company or its direct or indirect subsidiaries shall be owned by the Company or its direct or indirect subsidiaries. The term "Discoveries and Works" includes, by way of example but without limitation, Trade Secrets and other Confidential Information, patents and patent applications, trademarks and trademark registrations and applications, service marks and service mark registrations and applications, trade names, copyrights and copyright registrations and applications. The Executive shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by, the Company, as the case may be, to evidence or better assure title to Discoveries and Works in the Company or its direct or indirect subsidiaries, as so requested, (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company or its direct or indirect subsidiaries, (c) assist the Company or its direct or indirect subsidiaries in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works, and (d) promptly execute, whether during his employment with the Company or thereafter at the Company's expense, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company or its direct or indirect subsidiaries and to protect the title of the Company or its direct or indirect subsidiaries thereto, including but not limited to assignments of such patents and other rights. Any Discoveries and Works which, within six months after the termination of the Executive's employment with the Company, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to the business carried on or products or services being sold or developed by the Company or its direct or indirect subsidiaries at the time of such termination shall, as between the Executive and, the Company, be rebuttably presumed to have been made during the Executive's employment by the Company. The Executive acknowledges that all Discoveries and Works shall be deemed "works made for hire" under the Copyright Act of 1976, as amended, 17 U.S.C. ss.101.

              8. Non-Competition. From and after the date hereof, the Executive will not, except pursuant to the terms hereof, directly or indirectly, own, manage, operate, join, finance control or participate in the ownership, management,


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operation or control of, or be employed or be otherwise connected in any manner with, any business under a name similar to the name of the Company or any direct or indirect subsidiary thereof. During the Noncompetition Period, the Executive will not (except as an officer, director, employee, agent or consultant of the Company) directly or indirectly, own, manage, operate, join, or have a financial interest in, control or participate in the ownership, management, operation or control of, or be employed as an employee, agent or consultant, or in any other individual or representative capacity whatsoever, or use or permit his name to be used in connection with, or be otherwise connected in any manner with (i) any business or enterprise engaged (wherever located) in the design, development, manufacture, distribution or sale of any products, or the provision of any services, which the Company or its direct or indirect subsidiaries were designing, developing, manufacturing, distributing, selling or providing at any time during the one year immediately preceding the termination of this Agreement or (ii) any business which is similar to or competitive with the business carried on or planned by the Company or its direct or indirect subsidiaries at any time during the one year immediately preceding the termination of this Agreement, unless the Executive shall have obtained the prior written consent of the Board, provided that the foregoing restriction shall not be construed to prohibit the ownership by the Executive of not more than two percent (2%) of any class of securities of any corporation which is engaged in any of the foregoing businesses, having a class of securities registered pursuant to Sections 12(b) or 12(g) of the 1934 Act, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market, provided further, that such ownership represents a passive investment and that neither the Executive nor any group of persons including the Executive in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes part in its business other than exercising his rights as a stockholder, or seeks to do any of the foregoing. For purposes of this Agreement, the Noncompetition Period shall mean the period during which the executive is employed by the Company or any of its direct or indirect subsidiaries, and (i) the lesser of one year following termination of this Agreement or the remaining term of the Employment Period if such termination is for Cause; (ii) the lesser of one year following termination of this Agreement, or the remaining term of the Employment Period if this Agreement is terminated by the Executive other than for Good Reason; and (iii) the period during which the Executive is receiving Termination Payments. Notwithstanding the foregoing, in the event that the Company terminates this Agreement other than for Cause, or if the Executive terminates this Agreement for Good Reason, the Executive may elect at any time after such termination, by ten days advance written notice to the Company, to be relieved of the provisions of this Section 8 and Section 9. On and after such election, the Company shall have no further obligation to make any payments to the Executive pursuant to Section 4(b) hereof, except for such amounts as shall have been accrued prior to the date of such election. Such election shall not effect any of the rights of the Company with respect to any violation of this Section 8 or Section 9 occurring prior to such election.

              9. Non-Solicitation. During the Noncompetition Period, the Executive agrees, directly or indirectly, whether for his own account or for the account of


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any other individual or entity, not to solicit or canvas the trade, business or patronage of, or sell any products or services which are the same as or similar to those designed, developed, manufactured, distributed or sold by the Company or its direct or indirect subsidiaries to, any individuals or entities that were either customers of the Company or any of its direct or indirect subsidiaries during the twelve months immediately preceding the termination of this Agreement, or prospective customers with respect to whom a sales effort, presentation or proposal was made by the Company or any of its direct or indirect subsidiaries during the twelve months immediately preceding the date of termination or expiration, as the case may be. The Executive further agrees that during the Noncompetition Period, he shall not, directly or indirectly,
(i) solicit, induce, enter into any agreement with, or attempt to influence any individual who was an employee or consultant of the Company or any of its direct or indirect subsidiaries at any time during the time the Executive was employed by the Company, to terminate his or her employment relationship with the Company or any of its direct or indirect subsidiaries or to become employed by the Executive or any individual or entity by which Executive is employed or (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of the Company or any of its direct or indirect subsidiaries.

              10. Enforcement. (a) The Executive agrees that the remedies at law for any breach or threat of breach by him of any of the provisions of Sections 5 through 9 will be inadequate, and that, in addition to any other remedy to which the Company may be entitled at law or in equity, the Company shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining order or orders to prevent breaches of the provisions of Sections 5 through 9 and to enforce specifically the terms and provisions thereof, in each case without the need to post any security or bond. Nothing herein contained shall be construed as prohibiting the Company from pursuing, in addition, any other remedies available to the Company for such breach or threatened breach. A waiver by the Company of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by the Executive.

                   (b) It is expressly understood and agreed that although the Company and the Executive consider the restrictions contained in Sections 5 through 9 to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in such Sections 5 through 9 is an unenforceable restriction on the Executive's activities, the provisions of such Sections 5 through 9 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in Sections 5 through 9 or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy.


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


The provisions of Sections 5 through 9 shall in no respect limit or otherwise affect the Executive's obligations under other agreements with the Company.

              11. Executive's Representations. The Executive represents and warrants to the Company that (i) he is able to perform fully his duties and responsibilities contemplated by this Agreement and (ii) there are no restrictions, covenants, agreements or limitations of any kind on his right or ability to enter into and fully perform the terms of this Agreement.

              12. Assignment. The rights and obligations of the parties under this Agreement shall not be assignable by either the Company or the Executive, provided that this Agreement is assignable by the Company to any affiliate of the Company, to any successor in interest to the business of any of the Company, or to a purchaser of all or substantially all of the assets of the Company.

              13. Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail, or delivered by a reputable overnight delivery service. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to:


              Fredric P. Sapirstein
              150 Central Park South
              New York, NY 10019

and properly addressed to the Company if addressed to:

              Hoenig Group Inc.
              Royal executive Park
              4 International Drive
              Rye Brook, NY 10573
              Attention:  General Counsel

              14. Severability. Wherever there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring them within the requirements of the law. In the event that any provision of this Agreement shall be held by a court of proper jurisdiction to be indefinite, invalid, void or voidable or otherwise unenforceable, the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intentions of the parties or would result in an unconscionable injustice.


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


              15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

              16. Effect of Termination. Notwithstanding anything to the contrary contained herein, if this Agreement or the Executive's employment is validly terminated pursuant to Section 4 or expires by its terms, the provisions of Sections 5 through 10, 14, 17 and 18 shall continue in full force and effect.

              17. Disputes. Any claim or controversy arising out of or relating to this Agreement, or any breach thereof, or otherwise arising out of or relating to the Executive's employment, compensation and benefits with the Company or the termination thereof, shall be settled by arbitration in New York, New York in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration Association ("AAA"), or if the AAA refuses to accept and process any such dispute for arbitration, then the rules of procedure established by the Center for Public Resources, provided, however, that the parties agree that (i) the panel of arbitrators shall be prohibited from disregarding, adding to or modifying the terms of this Agreement; (ii) the panel of arbitrators shall be required to follow established principles of substantive law and the law governing burdens of proof; (iii) only legally protected rights may be enforced in arbitration; (iv) the panel of arbitrators shall be without authority to award punitive or exemplary damages; (v) the chairperson of the arbitration panel shall be an attorney licensed to practice law in New York who has experience in similar matters; (vi) the panel of arbitrators shall consist solely of arbitrators from the securities industry; and (vii) any demand for arbitration made by the Executive must be filed and served, if at all, within 180 days of the occurrence of the act or omission complained of. Any claim or controversy not submitted to arbitration in accordance with this Section 19 shall be considered waived and, thereafter, no arbitration panel or tribunal or court shall have the power to rule or make any award on any such claim or controversy. The award rendered in any arbitration proceeding held under this Section 19 shall be final and binding, and judgment upon the award may be entered in any court having jurisdiction thereof, provided that the judgment conforms to established principles of law and is supported by substantial record evidence. Notwithstanding the foregoing, either the Company or the Executive may elect not to have this
Section 17 apply with respect to matters arising from the provisions of Sections 5 through 9, in which case such matters shall be subject to the enforcement provisions of Section 10 hereof.

              18. Attorney's Fees. The Company shall pay Executive's reasonable attorneys' fees incurred in connection with the negotiation and preparation of this Agreement in an amount not exceed $15,000.

              19. Miscellaneous; Choice of Law. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein.
This Agreement shall be governed by


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


and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

              IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                    HOENIG GROUP INC.



                                    By:
                                       -----------------------------
                                    Its:
                                        ----------------------------

- - -----------------------------
    Fredric P. Sapirstein




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